AGREEMENT TO TRANSFER PROPERTY

This Agreement to transfer real property is made this 31st day of July, 2009 (Effective Date) by and between Horne International, Inc. (hereinafter the “Corporation”) with its principal office located at 3975 University Drive, Suite 100, Fairfax, VA 22030, and Darryl K. Horne (hereinafter “Horne”), with an address of  1732 Brookside Lane, Vienna, VA 22182, and The Susott Family Limited Partnership (hereinafter “Susott”) with an address of 4267 Marina City Drive, #1106, Marina Del Ray, CA 90292; and 91 Hill Avenue, LLC, with its principal office located at 91 Hill Avenue, NW, Fort Walton Beach, FL (collectively “Transferees).

WHEREAS, The Corporation is the owner of certain real property located at 91 Hill Avenue, NW, Fort Walton Beach, Florida as described in Exhibit A hereto (hereinafter “the Property”).

WHEREAS, The Corporation is indebted to Horne in the amount of Five Hundred Thousand Dollars ($500,000.00), a debt which is secured by a mortgage on the Property.

WHEREAS, The Corporation is indebted to Horne in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), a debt which is unsecured.

WHEREAS, The Corporation is indebted to Susott in the amount of One Million Dollars ($1,000,000.00), a debt which is secured by a mortgage on the Property.

WHEREAS, 91 Hill Avenue, LLC is a limited liability corporation organized and existing under the laws of the State of Florida.

WHEREAS, Darryl K. Horne and The Susott Family Limited Partnership are each members of 91 Hill Avenue, LLC.

WHEREAS, Darryl K. Horne and Evan Auld-Susott, a principal of the Susott Family Limited Partnership, are each managers of 91 Hill Avenue, LLC.

WHEREAS, The Corporation intends to transfer title of the Property to 91 Hill Avenue, LLC, free and clear of all liens and encumbrances for good and valuable consideration as set forth herein,

ARTICLE 1:  AGREEMENT

1.1  Agreement. The Corporation hereby agrees to convey and assign to 91 Hill Avenue, LLC and 91 Hill Avenue, LLC agrees to accept from the Corporation, on June 5, 2009, ( hereinafter the “Closing Date”) and subject to the terms and conditions of this Agreement, all of the following (collectively the “Property”):

a.	The Real Property as described herein;
b.	All improvements on and to the Real Property;
c.	Personal Property located at, in or on the Real Property,
d.	All of the Corporation’s right, title, and interest as Lessor in and to the Tenant Leases and subject to the terms of the respective applicable Tenant Leases, the Tenant’s Deposits.

ARTICLE 2:  CONSIDERATION
Consideration.  Consideration for the transfer of all right, title and interest in the Property is as follows:
2.1
Forgiveness of Debt.  Each of Horne and Susott shall forgive both secured and unsecured debt and accrued and outstanding interest thereon owed to each by the Corporation and any and all subsidiaries of Corporation;

2.2
Stock Options.  The Corporation shall issue to 91 Hill Avenue, LLC Two Million stock options with a strike price of the greater of $0.10 or $0.25 less than the Horne International, Inc. reported stock price at the close of the market one day prior to the date of exercise.  The stock options granted hereunder shall vest on December 31, 2009 and shall expire on December 31, 2012.  The Stock Options shall be subject to a separate Stock Option Agreement, a copy of which is attached hereto as Exhibit B and incorporated herein.

2.3
Assumption of Obligations.  Effective as of the Closing Date, Horne, Susott and 91 Hill Avenue, LLC , shall have assumed and agreed to perform or pay as applicable, (i) all of the covenants and obligations of Corporation and the Corporation’s affiliates pursuant to the Tenant Lease and Service Contracts, if any, assigned to them individually and jointly and which are to be performed on or subsequent to the Closing Date, (ii) all of the covenants and obligations of the Corporation under the Tenant Leases and Service Contracts, if any, and the licenses and permits assigned to 91 Hill Avenue, LLC, Horne and Susott and relating to the physical or environmental conditions of the Property, regardless of whether such obligations arise before or after the Closing Date.

ARTICLE 3.  ENTRY AND INSPECTION OF PROPERTY

3.1
Entry and Inspection of Property.  91 Hill Avenue, LLC, Horne and Susott expressly acknowledge and confirm that, prior to the execution and delivery of this Agreement, that they have had the opportunity to inspect and investigate the Property and have either conducted or waived their right to conduct all tests, evaluations and assessments necessary or prudent in any respect and for all purposes in connection with the transfer and acceptance of the Property.

3.2
As Is.  The transaction contemplated by this Agreement has been negotiated between the parties and this Agreement reflects the mutual agreement of the Corporation and 91 Hill Avenue, LLC, Horne and Susott and 91 Hill Avenue, LLC, Horne and Susott have been afforded the opportunity to perform an independent examination of the Property.  Other than the specific matters represented in this Agreement, 91 Hill Avenue, LLC, Horne and Susott will not rely upon, either directly or indirectly, any representation or warranty of the Corporation other than as stated herein.  The Corporation specifically disclaims any representation, warranty or assurance whatsoever made to 91 Hill Avenue, LLC, Horne and or Susott and no warranties or representations of any kind or character, either express or implied, are made by the Corporation or relied upon by either 91 Hill Avenue, LLC, Horne or Susott with respect to the status of title to or the maintenance, repair, condition, design or marketability of the property, or any portion thereof, including but not limited to (a) any implied or express warranty of merchantability, (b) any implied or express warranty of fitness for a particular purpose, (c) any materials, (d) any rights of 91 Hill Avenue, LLC, Horne and Susott under appropriate statutes to claim diminution of consideration,, (e) any claim by purchaser for damages because of defects, whether known or unknown,  or latent, with respect to the real property, improvements or the personal property, (f) the financial condition or prospects of the Property or the Tenants and (g) the compliance or lack thereof of the real property or the improvements with governmental regulations, it being the express intention of the Corporation and 91 Hill Avenue, LLC, Horne and Susott that the Property will be conveyed and transferred to Horne and Susott and 91 Hill Avenue, LLC in its present condition and state of repair, “As Is” and “Where Is” with all faults.  91 Hill Avenue, LLC, Horne and Susott acknowledge and agree that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by the Corporation or any agent or representative thereof.

3.3
Release of the Corporation.  Horne and Susott and 91 Hill Avenue, LLC, on behalf of themselves and each of their partners, officers, agents, controlling persons and affiliates, hereby releases the Corporation from any and all liability, responsibility, responsibility and claims arising out of or related to the condition (including the presence in the soil, air, structures and surface and subsurface waters, of hazardous substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state or local laws, regulations or guidelines, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy of the Corporation’s representations in Article 5 of this Agreement.

ARTICLE 4.  INTERIM OPERATING COVENANTS
The Corporation covenants to 91 Hill Avenue, LLC,  Horne and Susott that it will:
a.
Operations.  From the Effective Date until Closing Date, continue to operate, manage and maintain the Improvements in the ordinary course of the Corporation’s business and substantially in accordance with the Corporation’s present practice, subject to ordinary wear and tear and further subject to the terms of this Agreement.

b.
Maintain Insurance.  From the Effective Date until the Closing Date, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to the Corporation’s current policies covering the Improvements as of the Effective Date of this Agreement.

c.
Personal Property.  From the Effective Date until the Closing Date, not transfer or remove any personal Property from the Improvements except for the purpose of repair or replacement thereof.  Any items of Personal Property replaced after the Effective Date will be installed prior to the Closing Date and will be substantially similar quality of the item of Personal Property being replaced.

d.
Government Regulations.  From the Effective Date until the Closing Date, the Corporation will not knowingly take any action that it knows would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property.

e.
Leases.  From the Effective Date until the Closing Date, the Corporation will not enter into any new lease for more than fifty percent (50%) of the rentable space without the prior written consent of Horne and Susott, which consent shall not be unreasonably withheld, delayed or conditioned, and will be deemed given unless written objections thereto is given within two (2) business days after receipt of the relevant information from the Corporation.

f.
Notices.  To the extent received by the Corporation, from the Effective Date until the Closing Date, the Corporation shall deliver to Horne and Susott copies of written default notices, notices of lawsuits and notices of violations affecting the Property.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.
5.1
Corporation’s Representatives and Warranties.  The following constitute the sole representations and warranties of the Corporation.  Subject to the limitations set forth in Article 3 of this Agreement, the Corporation represents and warrants to Horne and Susott the following as of the Effective Date:

a.	Status. The Corporation is a Delaware corporation duly organized and existing under the laws of the State of Delaware.
b.
Authority.  The execution and delivery of this Agreement and the performance of the corporation’s obligations hereunder have been or will be duly authorized by all necessary action on the part of the Corporation, and this Agreement constitutes the legal, valid, and binding obligation of the Corporation, subject to equitable principles and principles governing creditors’ rights generally.

c.
Non-Contravention.  The execution and delivery of this Agreement by the Corporation and the performance of the Corporation’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of the Corporation, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which the Corporation is a party or by which it is bound.

d.
Suits and Proceedings.  To the best of the Corporation’s knowledge as of the Effective Date, there are no legal actions, suits or similar proceedings pending and served or threatened against the Corporation relating to the Property or the Corporation’s ownership or operation of the Property, which are not adequately covered by insurance or, if adversely determined, would materially adversely affect the value of the Property, the continued operations thereof or the Corporation’s ability to perform it’s obligations under this Agreement.

e.
No Violations.  To the best of the Corporation’s knowledge, the Corporation has not received prior to the Effective Date any written notification from an Authority (i) that the Real Property and Improvements thereon is in violation of any applicable fire, health, building, use, occupancy or zoning laws or (ii) that any work is required to be done to the Real Property and Improvements thereon where such work remains outstanding and, if unaddressed would have a material adverse affect on the Property or use of the Property as currently operated.

5.2	Transferees’ Representations and Warranties.
a.
Authority.  The execution and delivery of this Agreement and the performance of Tranferees’ obligations hereunder have been or will be duly authorized by all necessary action on the part of Transferees and their owners and or beneficiaries and this Agreement constitutes the legal, valid, and binding obligation of the Transferees, subject to equitable principles and principles governing creditors’ rights generally.

b.
Non-Contravention.  The execution and delivery of this Agreement by the Transferees and the consummation by the Transferees of the transaction contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational document of either of the Transferees, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which the Transferees, individually or collectively, is a party or by which it/they are bound.

ARTICLE 6.  CLOSING
6.1
Closing.  The Closing of the transfer of the Property by the Corporation to the Transferees will occur on the Closing Date.  At Closing, the events set forth in this Article 6 will occur, it being understood that the performance or tender of performance of all matters set forth in this Article 6 are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

6.2	Corporation’s Closing Obligations. Corporation, at its sole cost and expense, will deliver:
a.
A special warranty deed duly executed and acknowledged by the Corporation conveying to Transferees the Real Property and the Improvements subject only to the Permitted Exceptions, which Deed shall be delivered to Transferees by the Title Company or Law Firm agreeing to cause same to be recorded in the Official Records;

b.	The General Conveyance duly executed by the Corporation;
c.	The Tenant Notice Letters, duly executed by the Corporation;
d.	Evidence reasonably satisfactory to Title Company and Transferees that the person executing the Closing documents on behalf of the Corporation has full right, power and authority to do so;
e.	The Personal Property;
f.	All original Licenses and Permits, Tenant Leases, and Service Contracts in the Corporation’s possession and control;
g.	Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

6.3	Horne’s Obligations Upon Closing.

(a)  Upon Closing, at its sole cost and expense, Horne shall submit to the Corporation and cause to be recorded Notice of Satisfaction of the secured debt evidenced by the Mortgage Note, a copy of which is attached as Exhibit __ and incorporated herein.

(b)  Upon closing, at its sole cost and expense, Horne shall submit to the Corporation evidence of the satisfaction of the unsecured debt in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) evidenced by a Promissory Note dated _____ and attached as Exhibit ___ hereto and incorporated herein

6.4
Susott’s Obligations Upon Closing.  Upon Closing, at its sole cost and expense, Susott  shall submit to the Corporation and cause to be recorded Notice of Satisfaction of the secured debt evidenced by the Mortgage Note, a copy of which is attached as Exhibit __ and incorporated herein.

6.5
Taxes.  The Corporation has paid all State and Local Property taxes to which the Property is subject through the date of Closing.  All taxes which are either billed or accrue subsequent to the Closing Date shall be the responsibility of the Transferees.

6.6
Delivery of Real Property.  Upon completion of the Closing, the Corporation will deliver to the Transferees possession of the Real Property and Improvements thereon, subject to the Tenant Leases and Permitted Exceptions.

6.7	Costs of Title Company and Closing Costs. Costs of the title Company or Law Firm and other closing costs incurred in connection with the Closing will be allocated as follows:

a.
The Corporation will pay (i) all premium and other costs for the Title Policy and any endorsements, except the portion thereof payable by Transferees pursuant to this Article 6, (ii) the costs associated with any modifications, updates or recertification of the existing survey, (iii) the Corporation’s attorney fees, (iv) one half (1/2) of the Title Company’s closing fees, if any, (v) all recording fees, and (vi) the documentary fee payable at the time of recording the Deed.

b.	Any other costs and expenses of Closing not specifically stated in (a) above shall be split evenly by the Corporation and the Transferees.

ARTICLE 7.  CONFIDENTIALITY
The Corporation and Transferees each expressly acknowledge and agree that, unless and until the Closing occurs, the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by any of the, except to their respective legal counsel, accountants, consultants, officers, investors, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law.

ARTICLE 8.  REMEDIES
8.1  Default by Corporation.  In the event the Closing of the transaction contemplated herein does not occur as herein provided by reason of any default of the Corporation, Transferees may, as Transferees’ sole and exclusive remedy seek to enforce specific performance of the Agreement.  Transferees hereby waive all other remedies, including without limitation, consequential or punitive damages.  Notwithstanding the foregoing, nothing contained in this Section 8.1 will limit Transferees remedies at law, in equity, or as herein provided in the event of a breach by the Corporation of any of the Closing Surviving obligations after Closing or the Termination Surviving Obligations after termination.
8.2  Default by Transferees.
In the event the Closing of the transaction contemplated herein does not occur as herein provided by reason of any default of the Transferees, the Corporation may, as the Corporation’s  sole and exclusive remedy seek to enforce specific performance of the Agreement.  The Corporation hereby waives all other remedies, including without limitation, consequential or punitive damages.  Notwithstanding the foregoing, nothing contained in this Section 8.2 will limit the Corporation’s remedies at law, in equity, or as herein provided in the event of a breach by the Transferees of any of the Closing Surviving obligations after Closing or the Termination Surviving Obligations after termination.

8.3
Consequential and Punitive Damages.  Each of the Corporation and Transferees waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement.  This Section 8.3 shall survive Closing or termination of this Agreement.

ARTICLE 9.  NOTICES.
All notices or other communications required or permitted hereunder will be in writing, and will be given by personal delivery, overnight delivery service with proof of delivery, United States mail, postage prepaid, registered or certified mail, return receipt requested or facsimile with confirmation of delivery , sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of receipt by the addressee, except that delivery shall be considered complete upon the second attempt to deliver by any overnight delivery service or by the United States Postal Service.  The addresses for notices given pursuant to this Agreement will be as follows:

Corporation:	Horne International, Inc.
Attn: General Counsel
3975 University Drive
Suite 100
Fairfax, VA 22030
Facsimile: (703)641-0440

Susott Family Limited Partnership:
Attn: Evan Auld-Susott
4267 Marina City Drive, #1106
Marina Del Ray, CA 90292

Darryl K. Horne:

91 Hill Avenue, LLC:	Attn: Darryl K. Horne
3975 University Drive
Suite 100
Fairfax, VA 22030
Facsimile: (703)641-0440

ARTICLE 10.  ASSIGNMENT AND No party to this Agreement shall have the right to assign this Agreement without the prior written consent of the non-assigning parties.  Notwithstanding the foregoing, the Parties hereto may each assign its rights under this Agreement to an Affiliate of such assigning party without the consent of the non-assigning party, provided that any such assignment does not relieve the assigning party of its obligations hereunder.  This Agreement will be binding upon and inure to the benefit of  the Corporation and Transferees and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof.

ARTICLE 11.  MISCELLANEOUS
11.1
Waivers.  No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof , or of any other covenant or provision contained herein.  No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

11.2	Time of Essence. The Parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

11.3	Headings. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement.

11.4
Counterparts.  To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original or faxed signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed Agreement.  All such fully executed original or faxed counterparts will collectively constitute a single agreement.

11.5
Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in  full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected on any adverse manner to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

11.6
Entire Agreement.  This Agreement is the final expression of, and contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed all parties hereto.

11.7	Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Florida.

11.8
Further Actions.  The parties agree to execute such instructions to the Title Company or Law Firm and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

11.9
Limitation on Benefits.  It is the explicit intention of the Corporation and Transferees that no person or entity other than the Corporation and Transferees and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings, and agreements set forth in this Agreement shall under any circumstances whatsoever be deemed or construed or be interpreted as making any third party a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and the Corporation and Transferees expressly reject any such intent, construction or interpretation of this Agreement.

HORNE INTERNATIONAL, INC.

/s/ Paige Shannon
Signature

By:	Paige Shannon, Corporate Secretary
Printed Name and Title

Date:	August 6, 2009

91 HILL AVENUE, LLC

/s/ Evan Auld Susott
Signature

By:	Evan Auld Susott
Printed Name and Title

Date:	6/19/2009

SUSOTT FAMILY TRUST LIMITED PARTNERSHIP

/s/ Evan Ault Susott
Signature

By:	Evan Auld Susott
Printed Name and Title

Date:	6/19/2009

DARRYL K. HORNE

/s/ Darryl K. Horne
Signature

By:	Darryl K. Horne
Printed Name and Title

Date:	06/24/2009